EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

MoSys, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 12, 2007, with respect to the consolidated financial statements and financial statement schedule of MoSys, Inc. for the year ended December 31, 2006 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
San Francisco, California
March 13, 2009